COMMUNITY FIRST FINANCIAL GROUP, INC.

Proxy for Special Meeting of Shareholders

To Be Held May 22, 2014

This Proxy Card is Solicited on Behalf of the Board of Directors

The undersigned appoints Benjamin J. Whisler as Proxy, with full powers of substitution, and hereby authorizes him to represent and to vote, as designated hereafter, all the shares of common stock of Community First Financial Group, Inc. (the “Corporation”) held by the undersigned on April 14, 2014, at the Special Meeting of Shareholders to be held on May 22, 2014, at 10:00 a.m., local time, and at any adjournment of that meeting, on the following matters:

1.	APPROVAL OF THE AGREEMENT AND PLAN OF MERGER BY AND BETWEEN COMMUNITY FIRST FINANCIAL GROUP, INC., AND BNC BANCORP DATED DECEMBER 17, 2013 (THE “MERGER AGREEMENT”), AS AMENDED, AND THE MERGER OF COMMUNITY FIRST FINANCIAL GROUP, INC. WITH AND INTO BNC BANCORP (THE “MERGER”) CONTEMPLATED THEREBY:

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES PRESENT AT THE SPECIAL MEETING IN PERSON OR BY PROXY TO APPROVE THE MERGER AGREEMENT AND MERGER DESCRIBED IN PROPOSAL 1.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time prior to the voting thereof.

The undersigned acknowledges receipt from Community First Financial Group, Inc., prior to the execution of this proxy, of notice of the Special Meeting and a proxy statement/prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

	Date	, 2014

Print Name of Shareholder	Print Name of Shareholder

Signature of Shareholder	Signature of Shareholder

Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.